FONAR CORPORATION

Fonar MRI news @ aol . com                          The Inventor of MR Scanning
For    Immediate   Release                                  An ISO 9001 Company

Contact:    Daniel Culver,                                  110  Marcus   Drive
Director of Communications                                  Melville, NY  11742
email:    invest@fonar.com                                  Tel:   631/694-2929
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         FONAR ANNOUNCES FISCAL 2006 SECOND QUARTER FINANCIAL RESULTS
    COMPANY SETS SITES ON HIGHER SALES WITH FIRST-EVER NATIONAL AD CAMPAIGN

MELVILLE, NEW YORK -- February 9, 2006 -- FONAR Corporation (NASDAQ: FONR), The Inventor of MR Scanning(TM), today announced financial results for the second quarter of fiscal 2006, which ended December 31, 2005.

Revenues for the second quarter of fiscal 2006 were $10.5 million, compared to $10.2 million in the first quarter of 2006 and $29.5 million in the second quarter of fiscal 2005. Overall revenues attributable to product sales were $4.2 million in the second quarter, which is flat compared to the first quarter of 2006 and a decrease from the $21.5 million in product sales reported for the three month period ended December 31, 2004. The reduction in product revenues were primarily due to increased marketing and advertising pressure from our competitors attempting to minimize the unique medical benefits of UPRIGHT(TM) MRI, which companies may not make UPRIGHT (TM) MRI because of FONAR's patents.

Service and repair revenues in the most recently completed quarter increased by 45% to $2.1 million from $1.4 million in the fiscal 2005 second quarter and by 9% as compared to the first quarter of fiscal 2006. This improvement is the result of increasing warranty expirations between the growing base of 100 units in the United States and overseas, and the renewal of service contract agreements for more recent installations of FONAR's UPRIGHT(TM) MRI. Revenues attributable to FONAR's physician and diagnostic services management segment
(HMCA) were $3.0 million, as compared to $6.0 million in the prior year period and $4.0 million in the first quarter of fiscal 2006. This decrease in revenues from HMCA can be substantially attributed to the sale of HMCA's physical therapy and rehabilitation facility management business in July 2005.

The net loss for the second quarter of fiscal 2006 was $(5.4) million, or $(0.05) loss per common share (basic and diluted), as compared to a net loss of $(8.3) million, or $(0.08) loss per common share (basic and diluted) in the first quarter of fiscal 2006. It also compares to a net income of $1.1 million, or $0.01 per common share (basic and diluted), for the second quarter of fiscal 2005. The Company's loss in the current quarter as compared to the prior year period primarily reflects the lower level of revenue from product sales and the reduction of revenues from the sale of the physical therapy business.

The Company's cash position remains essentially unchanged as compared to the beginning of the fiscal year. Cash and marketable securities were at $14.9 million at the end of the second quarter.


FONAR President  Dr.  Damadian  Comments  on  Second  Quarter and New Marketing
-------------------------------------------------------------------------------
Strategy
--------

"Our strategy during the most recently completed quarter was to focus on cost control and cash management, while developing a more proactive and aggressive sales and marketing campaign," said Raymond Damadian, M.D., president and founder of FONAR. "To this end, we ended the second quarter, traditionally a slow period in the year for scanners sales, by equaling our record for the quarter ending December 31 with five sales of our revolutionary FONAR UPRIGHT(TM) MRI."

"During calendar 2002 to 2004, FONAR achieved record levels of sales following a period of regional TV advertising," said Dr. Damadian. "We are very excited to launch next week our first national direct-to-consumer advertising campaign, including television, radio and print placements. Given the planned magnitude of our new campaign, our larger installed base of UPRIGHT(TM) MRI units and strengthened distribution channels, the results for FONAR may have a significantly greater impact on sales than was experienced in the first regional TV campaign."

"I think the bottom-line is that FONAR has the exclusive right, because of its patents, to manufacture and sell the UPRIGHT(TM) MRI scanner, where it is unequivocal that it is medically required for the proper treatment of patients with back pain," said Dr. Damadian. "There are 1 million spine surgeries being performed each year and the failed back surgery rate must be improved."

"At the same time, we continue to invest in research and development to extend the technological lead of our UPRIGHT(TM) MRI platform as well as the emergence of the FONAR 360(TM), under installation in Oxford, England, which will soon become the centerpiece of what will be the world's first room-size MR scanner in which surgeons and radiologists can perform MR image guided surgical procedures."

FONAR invites the public to participate in a conference call and Web cast to discuss the Company's fiscal 2006 second quarter financial results at 11:00 AM Eastern time today. The conference call will be broadcast live on the Internet via the Investor Relations section of the Company's web site at www.fonar.com/investor.htm. Alternatively, participants may join the conference call by dialing 866-578-5747 (domestic) or 617-213-8054
(international) and entering the reservation code 18325434. Participants should use these access methods about 10 minutes prior to the start time. Please note that participants who intend to ask questions during the questions and answers session must use the conference call dial-in number; those who join through the web cast will not be able to ask questions during the event.

For those unable to attend the live results broadcast, a replay will be available beginning approximately one hour after the event. Replay information will be posted on the FONAR web site following the conclusion of the live broadcast. There is no charge for participants to access the live broadcast or replay.

About FONAR

FONAR(R) was incorporated in 1978, making it the first, oldest and most experienced MRI manufacturer in the industry. FONAR introduced the world's first commercial MRI in 1980, and went public in 1981. Since its inception, FONAR has installed hundreds of MRI scanners worldwide. Their stellar product line includes the FONAR UPRIGHT(TM) MRI (also known as the Stand-Up(TM) MRI), the only whole-body MRI that performs Position(TM) imaging (pMRI(TM)) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT(TM) MRI often sees the patient's problem that other scanners cannot because they are lie-down only. With nearly one half million patients scanned, the patient-friendly FONAR UPRIGHT(TM) MRI has a near zero claustrophobic rejection rate by patients. A radiologist said, "FONAR UPRIGHT(TM) MRI - No More Claustrophobia - The Tunnel Is Gone." As another FONAR customer states, "If the patient is claustrophobic in this scanner, they'll be claustrophobic in my parking lot." Approximately 85% of patients are scanned sitting while they watch a 42" flat screen TV. FONAR's latest MRI scanner is the FONAR 360, a room-size recumbent scanner that optimizes openness while facilitating physician access to the patient. FONAR is headquartered on Long Island, New York, and has approximately 500 employees.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    For the Three Months Ended December 31,

                                 2005               2004
                            ------------        -----------
Revenues                    $ 10,541,000       $ 29,499,000
NET (LOSS) INCOME           $( 5,358,000)      $  1,141,000
Basic & Diluted (Loss)
Earnings per Common Share         $(0.05)             $0.01

                     For the Six Months Ended December 31,

                                 2005               2004
                            ------------        -----------
Revenues                    $ 20,694,000        $54,567,000
NET (LOSS) INCOME           $(13,675,000)       $ 1,927,000
Basic & Diluted (Loss)
Earnings per Common Share         $(0.13)             $0.02

The Inventor of MR Scanning(TM), True Flow(TM) MRI, Stand-Up(TM) MRI, FONAR UPRIGHT(TM) MRI, Position(TM) MRI, PMRI(TM) and The Proof is in the Picture(TM) are trademarks of FONAR(R) Corporation.

Be sure to visit FONAR's Web site for Company product and investor information: www.fonar.com

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This release may  include  forward-looking statements from the Company that may
or  may  not  materialize.   Additional   information  on  factors  that  could
potentially affect the company's financial results may be found in the company filings with the Securities and Exchange Commission.